Exhibit 10.1

                    RESIGNATION AND GENERAL RELEASE AGREEMENT


     This Resignation and General Release Agreement (the "Agreement") is made and entered into by and between Advanced Marketing Services, Inc. and affiliates (collectively "AMS") and Bruce C. Myers ("Employee").

1. Resignation of Employment: Employee hereby resigns his employment with AMS and further resigns as a director of the AMS Board. Employee acknowledges that Employee's employment with AMS is terminated, effective as of May 1, 2006 ("Termination Date"). Except as otherwise provided in this Agreement, all benefits and perquisites of employment ceased as of the Termination Date. Employee acknowledges that, as of the date of this Agreement, Employee has received all amounts owed for Employee's regular and usual wages and usual benefits.

2. Payments and Benefits: In consideration for the covenants undertaken and releases given herein by Employee, and provided that Employee (a) executes this Agreement, (b) is not in breach or default of this Agreement and (c) has performed all obligations under this Agreement, AMS agrees to pay Employee nine months base salary (less standard withholding and authorized deductions). Such base salary shall be paid as follows: The first, second and third months shall be paid as a lump sum within seven days of this Agreement becoming irrevocable and the fourth through ninth months shall be paid in normal payroll installments commencing the first payroll date after payment of the lump sum and continuing on successive payroll dates until paid in full. In further consideration for the covenants undertaken and releases given herein by Employee, and provided that Employee satisfies (a) - (c) of this paragraph, AMS further agrees to pay monthly Employee's COBRA premiums for a period of nine months following the Termination Date and will provide Employee with reasonable CEO-level out placement services with Lee Hecht Harrison. In addition, this will confirm that Employee shall be paid his deferred compensation on the earliest date allowed by the AMS Deferred Compensation Plan.

3. Comprehensive General Release, Waiver, and Covenant Not To Sue: In consideration of the covenants undertaken herein by AMS, and except for those obligations created by or arising out of this Agreement, Employee, on his/her own behalf and on behalf of his/her partners, descendants, dependents, heirs, executors, administrators, assigns and successors, does hereby covenant not to sue and acknowledges full and complete satisfaction of and hereby releases, absolves and discharges AMS and its heirs, successors and assigns, parents, subsidiaries, divisions and affiliated corporations, past and present, as well as its and their trustees, directors, officers, shareholders, agents, attorneys, insurers and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees"), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee now owns or holds or has at any time heretofore owned or held as against said Releasees, or any of them, arising out of or in any way connected with his/her employment relationship with AMS, or Employee's separation from employment, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement, including specifically but without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the California Fair Employment and Housing Act, or the California Family Rights Act.



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4. Section 1542 Waiver. In connection with this release of claims, it is
Employee's intention that such release shall be effective as a bar as to each and every claim, demand, and cause of action specified above and, in furtherance of this intention, Employee expressly waives any and all rights or benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands, and causes of action, if any, as well as those relating to any other claims, demands, and causes of action specified above. SECTION 1542 provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

5. ADEA Waiver. Employee agrees that he/she is releasing any and all claims for age discrimination under the ADEA, and any federal, state or local fair employment acts arising up to the date of the execution of this Agreement and that he/she expressly acknowledges and agrees that (i) he/she is receiving consideration that is greater than he/she otherwise would have been entitled to receive before signing this Agreement; (ii) Employee is hereby advised to consult an attorney of his/her choice prior to the execution of this Agreement;
(iii) Employee has been given twenty-one (21) days from the date of receipt of this Agreement to decide whether or not to execute it, and knowingly and voluntarily chose to waive the 21-day period as evidenced by Employee's execution of the Acknowledgment and Waiver attached hereto as Exhibit A; and
(iv) Employee has seven (7) days from the execution of this Agreement to revoke its execution and this Agreement will become null and void if Employee elects revocation during that time. Any revocation must be in writing and must be received by AMS during the seven-day revocation period. In the event that Employee exercises his/her right of revocation, neither Employee nor AMS will have any obligations under this Agreement.

6. Non-Admission of Liability. While this Agreement, resolves all issues between Employee and AMS, as well as any future effects of any acts or omissions, it does not constitute an admission by AMS of any violation of any federal, state or local law, ordinance or regulation or of any violation of AMS's policies or procedures or of any liability or wrongdoing whatsoever. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of liability or wrongdoing by AMS. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.


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7. Non-Disparagement. Except as may be required by legally mandated disclosures and judicial process (a) Employee agrees that he shall not directly or indirectly, make or ratify any statement, public or private, oral or written, that disparages either professionally or personally, the Releasees, and (b) AMS agrees that the members of its Board of Directors and its executive management shall not directly or indirectly, make or ratify any statement, public or private, oral or written, that disparages either professionally or personally, Employee.

8. Confidentiality. Employee and AMS agree, to the extent allowable by law, to keep strictly confidential and not to disclose to any person or entity the terms and conditions of this Agreement. Notwithstanding the foregoing, (a) Employee may disclose the amount and terms of this Agreement to his/her immediate family members, attorneys or accountants (each of whom must agree to be subject to this confidentiality provision), to governmental tax authorities or as required by law or valid judicial process, and (b) AMS may disclose this Agreement to its attorneys, accountants, consultants and to financial and governmental authorities, and publicly, as required by law or valid judicial process.

9. Indemnification: AMS confirms the existing and continuing Indemnification Agreement with Employee, dated April 14, 2004, which shall remain in full force and effect.

10. Successors: This Agreement shall apply to Employee, as well as his heirs, agents, executors, and administrators. The Agreement also shall apply to, and inure to the benefit of, the predecessors, successors, and assigns of AMS and each past, present, or future employee, agent, representative, officer, partner, owner, or director of AMS and any division, subsidiary, parent, or affiliated entity.

11. Severability: The parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any provision be held unenforceable for any reason, then such provision shall be enforced to the maximum extent permitted by law.

12. Choice of Law: This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws, except to the extent that federal law would govern.

13. Complete Agreement: Employee represents and acknowledges that in executing this Agreement he/she does not rely and has not relied upon any representations or statements not set forth herein made by AMS or any of its officers, directors, employees, partners, owners, affiliates, or agents with regard to the subject matter, basis, or effect of this Agreement or otherwise

14. Arbitration: Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Employee's employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in San Diego County, California, before a sole arbitrator selected from a California panel of Judicial Arbitration and Mediation Services, Inc., or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure ss.ss. 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The prevailing party in any such arbitration shall be entitled to his or its reasonable attorneys fees and costs.


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The parties have each executed this Agreement on the dates indicated below.



         /s/ Bruce C. Myers                           /s/ Loren C. Paulsen
--------------------------------------      ---------------------------------
              Signature                              Signature

         Bruce C. Myers                                Loren C. Paulsen
------------------------------------        ----------------------------------
                  Printed                                  Printed

Dated:   5/4/06                             Title:  President and Chief
       ----------------------------                 Executive Officer
                                                   -----------------------------
                                                       Dated:   5/4/06
                                                               -----------------



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                                    EXHIBIT A
                                    ---------

                            ACKNOWLEDGMENT AND WAIVER
                            -------------------------

I, Bruce C. Myers, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and knowingly and voluntarily, after being given the opportunity to consult with legal counsel of my choice, chose to sign the Agreement prior to the expiration of the 21-day period.


I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.



         EXECUTED this 4th day of May 2006, at San Diego County, California.




                               /s/ Bruce C. Myers
                         ----------------------------


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